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                                             October 16, 1998


Via EDGAR

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

     Re:  Allegheny Energy, Inc.
          Registration Statement No. 33-57027

Dear Sirs:

     On behalf of Allegheny Energy, Inc. (the "Company"), enclosed herewith for filing pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the "Act"), is one copy of the Prospectus Supplement, dated October 16, 1998, supplementing the Basic Prospectus dated December 22, 1994, relating to the offering by the Company of 5,000,000 shares of common stock, par value $1.25 per share. The copy of the Prospectus Supplement has been marked in accordance with Rule 424(e) under the Act.

          Any questions with respect to this filing may be addressed to the undersigned at (724) 838-6770.

                                        Very truly yours,

                                        /s/ Carol G. Russ

                                        Carol G. Russ

cc:  Catherine A.Fisher
       (Securities and Exchange Commission)

     Eileen M. Beck
       (Allegheny Energy, Inc.)

     Thomas K. Henderson
       (Allegheny Energy, Inc.)

     Robert E. Buckholz
     Adam Kupitz
       (Sullivan & Cromwell)